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                                                                   EXHIBIT 10.43

                                  AMENDMENT TO
                          PREMIERE TECHNOLOGIES, INC.
                  SECOND AMENDED AND RESTATED 1995 STOCK PLAN


       (As approved by the shareholders of Premiere Technologies, Inc.
                             on February 27, 1998)


1.  The first sentence of Section 5.1 is hereby amended to read as follows:

     "Subject to any antidilution adjustment pursuant to the provisions of
Section 5.2, the maximum number of shares of Stock that may be issued hereunder shall be 8,000,000; provided, that the stock dividend declared shortly prior to the Company's initial public offering did not and shall not affect the maximum number of shares of Stock that may be issued hereunder."